SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2004

IJJ CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-33515	11-3619828
(Commission File Number)	(I.R.S. Employer Identification Number)

8540 Ashwood Drive, Capitol Heights, Maryland	20743
(Address of Principal Executive Offices)	(Zip Code)

(301) 324-4992

(Registrant’s Telephone Number, Including Area Code)

SUN & SURF INC.

(Former Name or Former Address, if Changed Since Last Report)

Not Applicable

INFORMATION INCLUDED IN REPORT ON FORM 8-K

Item 9. Regulation FD Disclosure

This Current Report on Form 8-K is filed for the purpose of disclosing a news release disclosed herein.

IJJ Corporation (“IJJ”) has entered into a definitive letter of intent to acquire Voyage Data Corporation (“Voyage Data”), a Florida based systems integrator which specializes in wireless security, management, and application development with a focus on healthcare. IJJ will acquire all of the outstanding shares of Voyage Data for a value of $2.1 million, which is a combination of stock and debt. Voyage Data will become a wholly-owned subsidiary of IJJ Corporation. IJJ also owns a federal systems integration company, Management Solutions & Systems, Inc. (“MSSI”) which will use the acquisition to expand its current systems management and application development practice to include the fast growing wireless sector and to expand into the commercial healthcare marketplace. As part of the purchase IJJ will acquire the Intellectual Property, Client Reference Account, Exclusivity, and Strategic Alliances attributes as follows:

Intellectual Property: The MDvisor portal is a point of patient care handheld wireless physician’s portal which transforms any type of legacy data such as Siemens mainframe healthcare applications, and Oracle database into XML and then automatically formats the resulting information for the doctor’s device which may be a cell phone, wireless PDA or traditional web browser. The application complies with the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”). Voyage Data can also installs a secure wireless LAN infrastructure which meets the HIPAA and the Federal Information Processing Standards (“FIPS”).

Established Client Base: The MDvisor physician’s portal is currently the most widely used solution of its kind and is in operation at 10 hospitals owned and operated by Universal Health Services, the third largest hospital management service provider in the nation with over 2,000 physicians and physician office staff using this solution on a regular basis.

Strategic Alliance Partnership: The MDvisor is endorsed by Computer Associates (“CA”), the largest IT management software company in the world. CA has certified MDvisor as a CA-smart partner solution because it leverages several key technologies from CA. In addition, CA has established a healthcare marketing and sales team that will focus on the MDvisor solution as one of the solution they will be touting to their healthcare customers.

Strategic Alliance Partnership: IJJ Corporation will also acquire a Master Teaming Agreement between Voyage Data and Cingular Interactive L.P., a division of Cingular Wireless and one of the largest cellular phone companies in the world, to resell telecommunication services and equipment.

Product Exclusivity for GSA Schedule: Through IJJ’s acquisition of Voyage Data, MSSI will be granted a three (3) year period of exclusivity on MSSI GSA schedule with a Voyage Data supplier called Highwall Technologies. Highwall Technologies has patented a long-range rogue wireless activity sensor called the Sentinel which will identify unauthorized access to networks using wireless access points or wireless enabled laptops and PDAs. One sentinel device can provide up a half-mile and four city blocks of surveillance and even locates the source with special antenna call the Scout. The Sentinel has received the CA-Smart certification from CA and is jointly promoted with CA wireless management and security offerings.

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This release contains forward looking statements identified by the use of words such as should, believes, plans, goals, expects, may, will, objectives, missions, or the negative thereof, other variations thereon or comparable terminology. Such statements are based on currently available information which management has assessed but which is dynamic and subject to rapid change due to risks and uncertainties that affect our business, including, but not limited to, other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumptions or future events or performance are not statements of historical fact and may be forward looking statements. Forward looking statements involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IJJ CORPORATION

/s/ Clifford Pope

Clifford Pope
Date: June 4, 2004	President and Chief Executive Officer

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